CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1996 incorporated by reference in Southwestern Energy Company's Form 10-K for the year ended
December 31, 1995, and to all references to our Firm, included in this prospectus supplement dated February 21, 1997 to the Registration Statement File No. 33-63895.


                                       /s/ Arthur Andersen LLP




Tulsa, Oklahoma
 February 21, 1997


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